    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 1999.


                                                      REGISTRATION NO. 333-50031
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                 POST-EFFECTIVE

                                AMENDMENT NO. 5

                                  TO FORM S-1
                                       ON
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                      INTEGRATED ELECTRICAL SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

                   DELAWARE                                      76-0542208
         (State or other jurisdiction                         (I.R.S. Employer
      of incorporation or organization)                    Identification Number)

                       515 POST OAK BOULEVARD, SUITE 450
                           HOUSTON, TEXAS 77027-9408
                                 (713) 860-1500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------

                                JOHN F. WOMBWELL
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       515 POST OAK BOULEVARD, SUITE 450
                           HOUSTON, TEXAS 77027-9408
                                 (713) 860-1500
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                             ---------------------

                                    copy to:
                                DAVID P. OELMAN
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
                             ---------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, check the following box. [X]

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     THIS REGISTRATION STATEMENT CONTAINS A COMBINED PROSPECTUS PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, WHICH RELATES TO THE COMPANY'S EARLIER REGISTRATION STATEMENT NO. 333-45479.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Eighth of the Company's Amended and Restated Certificate of Incorporation states that:

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Eighth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     In addition, Article VI of the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.

     The Company has entered into indemnification agreements with each of its executive officers and directors.

     These limitations on liability would apply to violations of the federal securities laws. However, the registrant has been advised that in the opinion of the SEC, indemnification for liabilities under the Securities Act of 1933 is against public policy and therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

            3.1          -- Amended and Restated Certificate of Incorporation as
                            amended. (Incorporated by reference to Exhibit 3.1 to the
                            Registration Statement on Form S-1 (File No. 333-38715)
                            of the Company)
            3.2          -- Bylaws, as amended. (Incorporated by reference to Exhibit
                            3.2 to the Annual Report on Form 10-K for the year ended
                            September 30, 1998 of the Company)
            4.1          -- Specimen Common Stock Certificate. (Incorporated by
                            reference to Exhibit 4.1 to the Registration Statement on
                            Form S-1 (File No. 333-38715) of the Company)
            4.2          -- Indenture, dated January 28, 1999, by and among
                            Integrated Electrical Services, Inc. and the subsidiaries
                            named therein and State Street Bank and Trust Company
                            covering up to $150,000,000 9 3/8% Senior Subordinated
                            Notes due 2009 (Incorporated by reference to Exhibit 4.2
                            to the Post-Effective Amendment No. 3 to Form S-1 on Form
                            S-4 (File No. 333-50031) of the Company)
            5.1          -- Opinion of John F. Wombwell (Incorporated by reference to
                            Exhibit 5.1 to the Registration Statement on Form S-1
                            (File No. 333-50031) of the Company)
           10.1          -- Form of Employment Agreement (Incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1
                            (File No. 333-38715) of the Company)
           10.2          -- Form of Officer and Director Indemnification Agreement.
                            (Incorporated by reference to Exhibit 10.2 to the
                            Registration Statement on Form S-1 (File No. 333-38715)
                            of the Company)
           10.3          -- Integrated Electrical Services, Inc. 1997 Stock Plan.
                            (Incorporated by reference to Exhibit 10.3 to the
                            Registration Statement on Form S-1 (File No. 333-38715)
                            of the Company)

            10.4          -- Integrated Electrical Services, Inc. 1997 Directors Stock Plan. (Incorporated by
                             reference to Exhibit 10.4 to the Registration Statement on Form S-1 (File No.
                             333-38715) of the Company)
            10.5          -- Credit Agreement dated July 30, 1998, among the Company, the Financial Institutions named therein and NationsBank of Texas, N.A., including Guaranty, Pledge Agreement,
                             Security Agreement, form of promissory note, and form of swing line note. (Incorporated by reference to Exhibit 10.5 to Post-Effective Amendment No. 1 to the Registration
                             Statement on Form S-1 (File No. 333-50031) of the Company)
            10.6          -- Amendment No. 1 dated September 30, 1998, to the Credit Agreement dated July 30, 1998, among the Company, the Financial Institutions named therein and NationsBank of Texas,
                             N.A. (Incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form
                             10-K/A for the year ended September 30, 1998)
            10.7          -- Amendment No. 2 dated January 18, 1999, to the Credit Agreement dated July 30, 1998, among the Company, the Financial Institutions named therein and NationsBank of Texas,
                             N.A. (Incorporated by reference to Exhibit 10.7 to Post-Effective Amendment No. 2 to
                             the Registration Statement on Form S-1 (File No. 333-50031) of the Company)
            10.8          -- Form of Lock-up Agreement entered into by the Company and the stockholders set forth on
                             Schedule A thereto. (Incorporated by reference to Exhibit 10.6 to the Registration
                             Statement on Form S-1 (File No. 333-38715) of the Company)
            23.1          -- Consent of John F. Wombwell (included in Exhibit 5.1)
            23.2          -- Consent of Arthur Andersen LLP
            23.3          -- Consent of Hertzbach & Company, P.A.
            23.4          -- Consent of KPMG Peat Marwick LLP
            23.5          -- Consent of Peck & Kopacek, P.C.
            23.6          -- Consent of Arthur Andersen LLP



ITEM 22. UNDERTAKINGS


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class main or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective on Form S-4 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 9, 1999.


                                          INTEGRATED ELECTRICAL SERVICE, INC.

                                          By:       /s/ JIM P. WISE*
                                            ------------------------------------
                                                        Jim P. Wise
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----
                  /s/ JIM P. WISE*                     President, Chief Executive         April 9, 1999
-----------------------------------------------------  Officer and Director (Principal
                     Jim P. Wise                       Executive Officer)

               /s/ STANLEY H. FLORANCE                 Senior Vice President and Chief   April 12, 1999
-----------------------------------------------------  Financial Officer (Principal
                 Stanley H. Florance                   Financial Officer)

                /s/ J. PAUL WITHROW*                   Vice President and Chief           April 9, 1999
-----------------------------------------------------  Accounting Officer (Principal
                   J. Paul Withrow                     Accounting Officer)

                /s/ C. BYRON SNYDER*                   Chairman of the Board of           April 9, 1999
-----------------------------------------------------  Directors
                   C. Byron Snyder

                  /s/ JON POLLOCK*                     Vice Chairman of the Board of      April 9, 1999
-----------------------------------------------------  Directors
                     Jon Pollock
                                                       Director
-----------------------------------------------------
                  Donald Paul Hodel

                 /s/ JERRY M. MILLS*                   Director                           April 9, 1999
-----------------------------------------------------
                   Jerry M. Mills

                 /s/ BEN L. MUELLER*                   Director                           April 9, 1999
-----------------------------------------------------
                   Ben L. Mueller

                  /s/ RICHARD MUTH*                    Director                           April 9, 1999
-----------------------------------------------------
                    Richard Muth

                /s/ ALAN R. SIELBECK*                  Director                           April 9, 1999
-----------------------------------------------------
                  Alan R. Seilbeck

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ ROBERT STALVEY*                   Director                           April 9, 1999
-----------------------------------------------------
                   Robert Stalvey

               /s/ RICHARD L. TUCKER*                  Director                           April 9, 1999
-----------------------------------------------------
                  Richard L. Tucker

                    /s/ BOB WEIK*                      Director                           April 9, 1999
-----------------------------------------------------
                      Bob Weik


*By:     /s/ JOHN F. WOMBWELL

     -------------------------------
            John F. Wombwell
     Pursuant to a power-of-attorney
                  filed
     with the Registration Statement
                   on
         Form S-1 (333-50031) on
             April 14, 1998.